UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

OCTOBER 7, 2003 (SEPTEMBER 30, 2003)

ZIX CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

TEXAS	0-17995	75-2216818

(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

2711 NORTH HASKELL AVENUE
SUITE 2300, LB 36
DALLAS, TEXAS 75204-2960

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE:

(214) 370-2000

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.
SIGNATURES

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     Effective September 30, 2003, Zix Corporation, a Texas corporation (the “Registrant”), elected to convert the remaining outstanding shares of its Series A Convertible Preferred Stock (the “Series A”) and its Series B Convertible Preferred Stock (the “Series B”) into shares of the Registrant’s common stock pursuant to the terms of the Series A and the Series B. The closing price of the Registrant’s common stock exceeded specified prices for the required number of days, thus permitting the Registrant to effect the conversion. 462,501 Series A shares and related accrued dividends were converted into 475,362 shares of the Registrant’s common stock, at a conversion rate of $4.07 per share, and 778,312 Series B shares and related accrued dividends were converted into 795,223 shares of the Registrant’s common stock, at a conversion rate of $3.76 per share.

     Separately, in September 2003 the Registrant realized approximately $7,905,000 in cash proceeds from the issuance of 1,298,996 shares of the Registrant’s common stock pursuant to the exercise of stock options and warrants by employees, former employees, and investors, at various exercise prices ranging from $2.50 per share to $7.50 per share. At September 30, 2003, the Registrant’s outstanding shares of its common stock totaled 27,852,543.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

Date: October 7, 2003	By:	/s/ Steve M. York

Steve M. York Senior Vice President, Chief Financial Officer and Treasurer